UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     January 27, 2012

China America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-53874	82-0326560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LvBiao Industrial Park, Longdu Street, Zhucheng City, Shangdong Province China
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	86-536-6046925

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Our common stock is quoted on the OTC Bulletin Board under the symbol CAAH.  As disclosed in our definitive Information Statement on Schedule 14C as filed with the Securities and Exchange Commission on December 30, 2011, China America Holdings, Inc. has taken two corporate actions:

•	a 400 for 1 reverse split of our issued and outstanding common stock, and
•	a change our corporate name to Ziyang Ceramics Corporation.

The effective date of these actions is January 27, 2012 and our common stock will be quoted on the OTC Bulletin Board under our new name and on a post-split basis on that date.  Our CUSIP number has changed to 98975X102. Our common stock will be quoted under the symbol “CAAHD” for 20 business days, after which time the symbol will revert back to CAAH pending the permanent change to reflect our new name as described below.

As a result of the reverse stock split, each 400 shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the reverse stock split becomes one share of our common stock on the effective date of the reverse stock split. No fractional shares of common stock will be issued to any shareholder in connection with the reverse stock split and all fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share.

After the effective date of the reverse stock split, each certificate representing shares of pre-reverse stock split common stock will be deemed to represent 1/400th of a share of our post-reverse stock split common stock, subject to rounding for fractional shares, and the records of our transfer agent, ComputerShare Trust Company, Inc., will be adjusted to give effect to the reverse stock split. Following the effective date of the reverse stock split, the share certificates representing the pre-reverse stock split common stock in our former name will continue to be valid for the appropriate number of shares of post-reverse stock split common stock, adjusted for rounding, in our new name. Certificates representing shares of the post-reverse stock split under our new name will be issued in due course as certificates for pre-reverse stock split common shares are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

The symbol for our common stock will change to reflect our name change to Ziyang Ceramics Corporation 30 business after the effective date of the reverse stock split.  We will file a current report announcing the new symbol once it is assigned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AMERICA HOLDINGS, INC.

Date: January 27, 2012	By: /s/ Lingbo Chi
Lingbo Chi, Chief Executive Officer